AMENDMENT OF THE MULTIPLE CONVERTIBLE PROMISSORY NOTES

Lithium Exploration Group Inc. (the “Seller”), has executed multiple Convertible Promissory Notes with Concord Holding Group LLC, (the “Buyer”).

This Amendment to all of the Convertible Promissory Notes (the “Original Agreements”) entered into between Lithium Exploration Group Inc., (the “Seller”) and Concord Holding Group LLC (the “Buyer”) is hereby entered into on March 28, 2018.

NOW THEREFORE, regarding all of the above stated Original Agreements, the parties hereto agree as follows:

ALL of the previously executed and currently outstanding Convertible Promissory Notes between Lithium Exploration Group, Inc. (the “Company”) and Concord Holding Group, LLC (the “Holder”), will be considered to contain and include a fixed rate 35% discount rate. Further, the conversion discount will be adjusted downward (i.e. for the benefit of the Holder) if the Company offers a more favorable conversion discount (whether via interest rate, OID, lower ceiling price or otherwise) or look back period to another party while all outstanding Notes are still in effect.

All other terms and conditions of the above fore mentioned Notes shall remain if full force and effect, unless modified by this Amendment.

By:	By:

CEO
Title:	Title: